CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

THIS AGREEMENT is made effective the 1st day of January, 2000 by and between STATE STREET BANK AND TRUST COMPANY, a trust company chartered under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (“State Street”), EACH REGISTERED INVESTMENT COMPANY LISTED ON SCHEDULE A hereto, as it may be amended from time to time, incorporated herein by this reference, each having its principal office and place of business at 840 Newport Center Drive, Newport Beach, CA 92660 (each sometimes referred to as a “Fund” and, collectively, the “Funds”), and PACIFIC INVESTMENT MANAGEMENT COMPANY, a Delaware partnership having its principal office and place of business at 840 Newport Center Drive, Newport Beach, CA 92660 (“PIMCO”), acting as administrator for each Fund.

WITNESSETH:

WHEREAS, PIMCO administers all of the operations of PIMCO Funds: Pacific Investment Management Series (“PIMS”), a Massachusetts business trust that is registered with the Securities and Exchange Commission (“SEC”) as an open-end management investment company, pursuant to an Administration Agreement between PIMS and PIMCO, and procures or provides for the procurement on behalf of PIMS at PIMCO’s expense certain services, including custody services; and

WHEREAS, PIMCO Advisors L.P. (“PALP”) administers all of the operations of the PIMCO Funds: Multi-Manager Series (“MMS”), a Massachusetts business trust that is registered with the SEC as an open-end management investment company, pursuant to an Administration Agreement between MMS and PALP, and procures or provides for procurement on behalf of MMS at PALP’s expense certain services, including custody services; and

WHEREAS, PIMCO pursuant to an Administration Agreement with PALP has been appointed as sub-administrator to provide or procure certain services, including custody services, for or on behalf of MMS; and

WHEREAS, PIMCO desires to appoint State Street as custodian of the assets of each Fund’s investment portfolio or portfolios (each a “Portfolio”, and collectively the “Portfolios”) and as each Fund’s agent to perform certain investment accounting and recordkeeping functions; and

WHEREAS, State Street is willing to accept such appointment on the terms and conditions hereinafter set forth;

NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1.	APPOINTMENT OF CUSTODIAN AND AGENT. PIMCO hereby constitutes and appoints State Street as:

A.

Custodian of the investment securities, interests in loans and other non-cash investment property, and monies at any time owned by each of the Portfolios and delivered to State Street as custodian hereunder (“Assets”); and

B.

Agent to perform certain accounting and recordkeeping functions relating to portfolio transactions required of a duly registered investment company under Rule 31a of the Investment Company Act of 1940, as amended (the “1940 Act”) and to calculate the net asset value of the Portfolios.

2.	REPRESENTATIONS AND WARRANTIES.

A.	Each Fund hereby represents, warrants and acknowledges to State Street:

1.	That it is a corporation or trust duly organized and existing and in good standing under the laws of its state of organization, and that it is registered under the 1940 Act; and

2.

That it has the requisite power and authority under applicable law and its articles of incorporation and its bylaws or its trust instrument, as the case may be, to enter into this Agreement; that it has taken all requisite action necessary to appoint State Street as custodian and investment accounting and recordkeeping agent, that this Agreement has been duly executed and delivered by Fund; and that this Agreement constitutes a legal, valid and binding obligation of Fund, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, and general principles of equity.

B.	State Street hereby represents, warrants and acknowledges to each Fund and to PIMCO:

1.	That it is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts; and

2.

That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this Agreement; that this Agreement has been duly executed and delivered by State Street; and that this Agreement constitutes a legal, valid and binding obligation of State Street, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, and general principles of equity.

C.	PIMCO hereby represents, warrants and acknowledges to State Street:

1.	That it is a partnership duly organized and existing and in good standing under the laws of the State of Delaware; and

2.

That it has the requisite power and authority under applicable law and its partnership agreement to enter into and perform this Agreement; that this Agreement has been duly executed and delivered by PIMCO; and that this Agreement constitutes a legal, valid and binding obligation of PIMCO, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally, and general principles of equity.

3.	DUTIES AND RESPONSIBILITIES OF THE PARTIES.

A.

Delivery of Assets. Except as permitted by the 1940 Act, PIMCO will deliver or cause to be delivered to State Street on the effective date hereof, or as soon thereafter as practicable, and from time to time thereafter, all Assets acquired by, owned by or from time to time coming into the possession of each of the Portfolios during the term hereof. State Street has no responsibility or liability whatsoever for or on account of assets not so delivered.

B.

Delivery of Accounts and Records. PIMCO will turn over or cause to be turned over to State Street all accounts and records needed by State Street to fully and properly perform its duties and responsibilities hereunder. State Street may rely conclusively on the completeness and correctness of such accounts and records.

C.

Delivery of Assets to Third Parties. State Street will receive delivery of and keep safely the Assets of each Portfolio segregated in a separate account. State Street will not deliver, assign, pledge or hypothecate any such Assets to any person except as permitted by the provisions hereof or any agreement executed according to the terms of Section 3.P hereof. Upon delivery of any such Assets to a subcustodian appointed pursuant hereto (hereinafter referred to as “Subcustodian”), State Street will create and maintain records identifying such Assets as belonging to the applicable Portfolio. State Street is responsible for the safekeeping of the Assets only until they have been transmitted to and received by other persons as permitted under the terms hereof, except for Assets transmitted to Subcustodians, for which State Street remains responsible to the extent provided herein. State Street may participate directly or indirectly through a subcustodian in the Depository Trust Company (DTC), Treasury/Federal Reserve Book Entry System (Fed System), Participant Trust Company (PTC) or other depository approved by a Fund (as such entities are defined at 17 CFR Section 270.17f-4(b)) (each a “Depository” and collectively the “Depositories”). State Street will be responsible to each Fund for any loss, damage or expense suffered or incurred by such Fund resulting from the actions or omissions of any Depository only to the same extent such Depository is responsible to State Street. State Street shall be liable to the Funds for any loss or damage resulting from the use of a Depository arising by reason of any negligence, willful misconduct or bad faith on the part of State Street or any of its officers, employees or agents.

D.

Registration. State Street will at all times hold registered Assets in the name of State Street as custodian, the applicable Portfolio, or a nominee of either of them, unless specifically directed by Instructions, as hereinafter defined, to hold such registered Assets in so- called “street name;” provided that, in any event, State Street will hold all such Assets in an account of State Street as custodian containing only Assets of the applicable Portfolio, or only assets held by State Street as a fiduciary or custodian for customers; and provided further, State Street’s records will at all times indicate the Portfolio or other customer for which such Assets are held and the respective interests therein. If, however, PIMCO directs State Street to maintain Assets in “street name”, notwithstanding anything contained herein to the contrary, State Street will be obligated only to utilize its best efforts to timely collect income due the Portfolio on such Assets and to notify the Portfolio of relevant information, such as maturities and pendency of calls, and corporate actions including, without limitation, calls for redemption, tender or exchange offers, declaration, record and payment dates and amounts of any dividends or income, reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, or conversion (“Corporate Actions”). All Assets and the ownership thereof by a Portfolio will at all times be identifiable on the records of State Street. PIMCO agrees to hold State Street and its nominee harmless for any liability as a shareholder of record of securities held in custody.

E.

Exchange. Upon receipt of Instructions, State Street will exchange, or cause to be exchanged, Assets held for the account of a Portfolio for other Assets issued or paid in connection with any Corporate Action or otherwise, and will deposit any such Assets in accordance with the terms of any such Corporate Action. Without Instructions, State Street is authorized to exchange Assets in temporary form for Assets in definitive form, to effect an exchange of shares when the par value of stock is changed, and, upon receiving payment therefor, to surrender bonds or other Assets at maturity or when advised of earlier call for redemption, except that State Street will receive Instruction prior to surrendering any convertible security.

F.

Purchases of Investments — Other Than Options and Futures. On each business day on which a Portfolio makes a purchase of Assets other than options and futures, PIMCO will deliver to State Street Instructions specifying with respect to each such purchase:

1.	If applicable, the name of the Portfolio making such purchase;

2.	The name of the issuer and description of the Asset;

3.	The number of shares and the principal amount purchased, and accrued interest, if any;

4.	The trade date;

5.	The settlement date;

6.	The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;

7.	The total amount payable upon such purchase;

8.	The name of the person from whom or the broker or dealer through whom the purchase was made; and

9.	Whether the Asset is to be received in certificated form or via a specified Depository.

In accordance with such Instructions, State Street will pay for out of monies held for the purchasing Portfolio, but only insofar as such monies are available for such purpose, and receive the Assets so purchased by or for the account of such Portfolio, except that State Street, or a Subcustodian, may in its sole discretion advance funds to such Portfolio which may result in an overdraft because the monies held on behalf of such Portfolio are insufficient to pay the total amount payable upon such purchase. Except as otherwise instructed by PIMCO, State Street will make such payment only upon receipt of Assets: (a) by State Street; (b) by a clearing corporation of a national exchange of which State Street is a member; or (c) by a Depository. Notwithstanding the foregoing, (i) State Street may release funds to a Depository prior to the receipt of advice from the Depository that the Assets underlying a repurchase agreement have been transferred by book-entry into the account maintained with such Depository by State Street on behalf of its customers; provided that State Street’s instructions to the Depository require that the Depository make payment of such funds only upon transfer by book-entry of the Assets underlying the repurchase agreement in such account; (ii) State Street may make payment for time deposits, call account deposits, currency deposits and other deposits, foreign exchange transactions, futures contracts or options, before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; and (iii) State Street may make, or cause a Subcustodian to make, payment for the purchase of Assets the settlement of which occurs outside of the United States of America in accordance with generally accepted local custom and market practice.

G.

Sales and Deliveries of Investments — Other Than Options and Futures. On each business day on which a Portfolio makes a sale of Assets other than options and futures, PIMCO will deliver to State Street Instructions specifying with respect to each such sale:

1.	If applicable, the name of the Portfolio making such sale;

2.	The name of the issuer and description of the Asset;

3.	The number of shares and principal amount sold, and accrued interest, if any;

4.	The date on which the Assets sold were purchased or other information identifying the Assets sold and to be delivered;

5.	The trade date;

6.	The settlement date;

7.	The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;

8.	The total amount to be received by the Portfolio upon such sale; and

9.	The name and address of the broker or dealer through whom or person to whom the sale was made.

State Street will deliver or cause to be delivered the Assets thus designated as sold for the account of the selling Portfolio as specified in the Instructions. Except as otherwise instructed by PIMCO, State Street will make such delivery upon receipt of: (a) payment therefor in such form as is satisfactory to State Street; (b) credit to the account of State Street with a clearing corporation of a national securities exchange of which State Street is a member; or (c) credit to the account maintained by State Street on behalf of its customers with a Depository. Notwithstanding the foregoing: (i) State Street will deliver Assets held in physical form in accordance with “street delivery custom” to a broker or its clearing agent; or (ii) State Street may make, or cause a Subcustodian to make, delivery of Assets the settlement of which occurs outside of the United States of America upon payment therefor in accordance with generally accepted local custom and market practice.

H.

Purchases or Sales of Options and Futures. On each business day on which a Portfolio makes a purchase or sale of the options and/or futures listed below, PIMCO will deliver to State Street Instructions specifying with respect to each such purchase or sale:

1.	If applicable, the name of the Portfolio making such purchase or sale;

2.	In the case of security options:

a.	The underlying security;

b.	The price at which purchased or sold;

c.	The expiration date;

d.	The number of contracts;

e.	The exercise price;

f.	Whether the transaction is an opening, exercising, expiring or closing transaction;

g.	Whether the transaction involves a put or call;

h.	Whether the option is written or purchased;

i.	Market on which option traded; and

j.	Name and address of the broker or dealer through whom the sale or purchase was made.

3.	In the case of options on indices:

a.	The index;

b.	The price at which purchased or sold;

c.	The exercise price;

d.	The premium;

e.	The multiple;

f.	The expiration date;

g.	Whether the transaction is an opening, exercising, expiring or closing transaction;

h.	Whether the transaction involves a put or call;

i.	Whether the option is written or purchased; and

j.	The name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.

4.	In the case of security index futures contracts:

a.	The last trading date specified in the contract and, when available, the closing level, thereof;

b.	The index level on the date the contract is entered into;

c.	The multiple;

d.	Any margin requirements;

e.

The need for a segregated margin account (in addition to Instructions, and if not already in the possession of State Street, PIMCO will deliver a substantially complete and executed custodial safekeeping account and procedural agreement, incorporated herein by this reference); and

f.	The name and address of the futures commission merchant through whom the sale or purchase was made, or other applicable settlement instructions.

5.	In the case of options on index future contracts:

a.	The underlying index future contract;

b.	The premium;

c.	The expiration date;

d.	The number of options;

e.	The exercise price;

f.	Whether the transaction involves an opening, exercising, expiring or closing transaction;

g.	Whether the transaction involves a put or call;

h.	Whether the option is written or purchased; and

i.	The market on which the option is traded.

I.	Assets Pledged or Loaned. If specifically allowed for in the prospectus or registration statement of a Portfolio, and subject to such additional terms and conditions as State Street may require:

1.

Upon receipt of Instructions, State Street will release or cause to be released Assets to the designated pledgee by way of pledge or hypothecation to secure any loan incurred by a Portfolio; provided, however, that State Street will release Assets only upon payment to State Street of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further Assets may be released or caused to be released for that purpose. Upon receipt of Instructions, State Street will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the Assets pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

2.

Upon receipt of Instructions, State Street will release Assets to the designated borrower; provided, however, that the Assets will be released only upon deposit with State Street of full cash collateral as specified in such Instructions, and that the lending Portfolio will retain the right to any dividends, interest or distribution on such loaned Assets. Upon receipt of Instructions and the loaned Assets, State Street will release the cash collateral to the borrower.

J.

Routine Matters. State Street will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with the Assets except as may be otherwise provided herein or upon Instruction from PIMCO.

K.

Deposit Accounts. State Street will open and maintain one or more special purpose deposit accounts for each Portfolio in the name of State Street in such banks or trust companies (including, without limitation, affiliates of State Street) as may be designated by it or PIMCO in writing (“Accounts”), subject only to draft or order by State Street upon receipt of Instructions. State Street will deposit all monies received by State Street from or for the account of a Portfolio in an Account maintained for such Portfolio. Subject to Section 5.K hereof, State Street agrees:

1.	To make Fed Funds available to the applicable Portfolio at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into an Account, in the amount of the check;

2.	To make funds available immediately upon a deposit made by Federal Reserve wire; and

3.	To make funds available on the next business day after deposit of ACH wires.

L.	Income and Other Payments. State Street will:

1.

Collect, claim and receive and deposit for the account of the applicable Portfolio all income (including income from the Accounts) and other payments which become due and payable on or after the effective date hereof with respect to the Assets, and credit the account of such Portfolio in accordance with the schedule attached hereto as Exhibit A. If, for any reason, a Portfolio is credited with income that is not subsequently collected, State Street may reverse that credited amount. If monies are collected after such reversal, State Street will credit the Portfolio in that amount;

2.	Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and

3.

Take such other action as may be necessary or proper in connection with (a) the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of all coupons and other income items requiring presentation; and all other Assets which may mature or be called, redeemed, retired or otherwise become payable and regarding which State Street has actual knowledge, or should reasonably be expected to have knowledge; and (b) the endorsement for collection, in the name of Fund or a Portfolio, of all checks, drafts or other negotiable instruments.

State Street, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of Instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. State Street will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to Instructions.

M.

Proxies and Notices. State Street will promptly deliver or mail or have delivered or mailed to PIMCO all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to Assets and will, upon receipt of Instructions, execute and deliver or mail (or cause its nominee to execute and deliver or mail) such proxies or other authorizations as may be required. Except as provided herein or pursuant to Instructions hereafter received by State Street, neither it nor its nominee will exercise any power inherent in any such Assets, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such Assets, or give any consent, approval or waiver with respect thereto, or take any other similar action.

N.

Disbursements. State Street will pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other obligations of each Portfolio (including but not limited to obligations in connection with the conversion, exchange or surrender of Assets, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors’ fees, transfer agents’ fees, brokerage commissions, compensation to personnel, and other operating expenses of such Portfolio) pursuant to Instructions setting forth the name of the person to whom payment is to be made, and the amount and purpose of the payment.

O.

Daily Statement of Accounts. State Street will, within a reasonable time, render to PIMCO a detailed statement of the amounts received or paid and of Assets received or delivered for the account of each Portfolio during each business day. State Street will maintain such books and records as are necessary to enable it to render, from time to time upon request by PIMCO, a detailed statement of the Assets. State Street will permit, and upon Instruction will cause any Subcustodian to permit, such persons as are authorized by the applicable Fund, including such Fund’s independent public accountants, reasonable access to such records or will provide reasonable confirmation of the contents of such records, and if demanded, State Street will permit, and will cause any Subcustodian to permit, federal and state regulatory agencies to examine the Assets, books and records of any Portfolio.

P.	Appointment of Subcustodians. Notwithstanding any other provisions hereof:

1.

All or any of the Assets may be held in State Street’s own custody or in the custody of one or more other banks or trust companies (including, without limitation, affiliates of State Street) acting as Subcustodians as may be selected by State Street. Any such Subcustodian selected by State Street must have the qualifications required for a custodian under the 1940 Act. State Street will be responsible to the applicable Portfolio for any loss, damage or expense suffered or incurred by such Portfolio resulting from the actions or omissions of any Subcustodians selected and appointed by State Street (except Subcustodians appointed at the request of PIMCO and as provided in Subsection 2 below) to the same extent State Street would be responsible to Fund hereunder if it committed the act or omission itself.

2.

Upon request of PIMCO, State Street will contract with other Subcustodians reasonably acceptable to State Street for purposes of (a) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or subcustodian, or (b) providing depository and clearing agency services with respect to certain variable rate demand note securities, or (c) for other reasonable purposes specified by PIMCO; provided, however, that State Street will be responsible to PIMCO for any loss, damage or expense suffered or incurred by a Fund resulting from the actions or omissions of any such Subcustodian only to the same extent such Subcustodian is responsible to State Street. PIMCO may review State Street’s contracts with such Subcustodians.

Q.	Foreign Custody Manager.

1.	Definitions. Capitalized terms in this Section Q have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment; financial infrastructure (including financial institutions such as any Mandatory Securities Depositories (but not Eligible Foreign Custodians) operating in the country); prevailing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in Section (a)(1) of Rule 17f-5, except that the term does not include Mandatory Securities Depositories.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents in amounts deemed by PIMCO to be reasonably necessary to effect the Portfolios’ transactions in such investments.

“Foreign Custody Manager” or “FCM” has the meaning set forth in Section (a)(2) of Rule 17f-5.

“Mandatory Securities Depository” means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the manager of a Portfolio determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

2.

Delegation to State Street as FCM. Each Fund, pursuant to resolution adopted by its Board of Trustees or Directors (each a “Board”), hereby delegates to State Street, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section Q with respect to Foreign Assets held outside the United States, and State Street hereby accepts such delegation, as FCM of each Portfolio.

3.

Countries Covered. The FCM is responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Exhibit D hereto, which may be amended from time to time by the FCM. The FCM will list on Exhibit D the Eligible Foreign Custodians selected by the FCM to maintain the assets of each Portfolio. Mandatory Securities Depositories are listed on Exhibit E hereto, which Exhibit E may be amended from time to time by the FCM. The FCM will provide amended versions of Exhibits D and E in accordance with subsection 7 of this Section Q.

Upon the receipt by the FCM of Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Exhibit D, and the fulfillment by PIMCO of the applicable account opening requirements for such country, the FCM is deemed to have been delegated by the applicable Board responsibility as FCM with respect to that country and to have accepted such delegation. Following the receipt of Instructions directing the FCM to close the account of a Portfolio with the Eligible Foreign Custodian selected by the FCM in a designated country, the delegation by the applicable Board to State Street as FCM for that country is deemed to have been withdrawn and State Street will immediately cease to be the FCM of the Portfolio with respect to that country unless a substitute Eligible Foreign Custodian is identified and added to Exhibit D.

The FCM may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to PIMCO. Commencing sixty (60) days (or such longer period as to which the parties agree in writing) after receipt of any such notice by PIMCO, State Street will have no further responsibility as FCM to a Portfolio with respect to the country as to which State Street’s acceptance of delegation is withdrawn.

4.	Scope of Delegated Responsibilities.

a.

Selection of Eligible Foreign Custodians. Subject to the provisions of this Section Q, the FCM may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the FCM in each country listed on Exhibit D, as amended from time to time.

In performing its delegated responsibilities as FCM to place or maintain Foreign Assets with an Eligible Foreign Custodian, the FCM will determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those set forth in Rule 17f- 5(c)(1)(i) through (iv).

b.

Contracts With Eligible Foreign Custodians. The FCM will determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the FCM will provide reasonable care for the Foreign Assets held by that Eligible Foreign Custodian based on the standards applicable to custodians in the particular country and referred to in the second paragraph of Section 4.a. Each such contract will include the provisions set forth in Rule 17f-5(c)(2)(i)(A) through (F), or, in lieu of any or all of the provisions set forth in said (A) through (F), such other provisions that the FCM determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in said (A) through (F) in their entirety.

c.

Monitoring. In each case in which the FCM maintains Foreign Assets with an Eligible Foreign Custodian selected by the FCM, the FCM will establish a system to monitor (a) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian as provided in Section 4.a. and (b) the contract governing the custody arrangements established by the FCM with the Eligible Foreign Custodian as provided in Section 4.b. In the event the FCM determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the FCM will notify the applicable Board in accordance with subsection 7 of this Section Q.

5.

Guidelines for the Exercise of Delegated Authority. For purposes of this Section Q, the applicable Board will be solely responsible for considering and determining to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street is serving as FCM of a Portfolio, and the Board will be solely responsible for monitoring on a continuing basis such Country Risk to the extent that such Board considers necessary or appropriate. PIMCO, on behalf of the Funds, and State Street each expressly acknowledge that the FCM will not be delegated any responsibilities under this Section Q with respect to Mandatory Securities Depositories.

6.

Standard of Care as FCM of a Portfolio. In performing the responsibilities delegated to it, the FCM agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

7.

Reporting Requirements. The FCM will report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the applicable Board amended Exhibits D and E at the end of the calendar quarter in which an amendment to either Exhibit has occurred. The FCM will make written reports notifying the applicable Board of any other material change in the foreign custody arrangements of a Portfolio described in this Section Q promptly following after the occurrence of the material change.

8.	Representations with Respect to Rule 17f-5. The FCM represents to PIMCO that it is a U.S. Bank as defined in Section (a)(7) of Rule 17f-5.

PIMCO, on behalf of each Fund, represents to State Street that the applicable Board has determined that it is reasonable for such Board to rely on State Street to perform the responsibilities delegated pursuant to this Agreement to State Street as the FCM of each Portfolio.

Each party represents that it will in good faith negotiate revised terms for this Agreement to reflect future guidance from the SEC staff or regulatory amendments affecting Rule 17f-5.

9.

Effective Date and Termination of State Street as FCM. Each Board’s delegation to State Street as FCM of a Portfolio will be effective as of the effective date of the 1997 Amendments to Rule 17f-5 and will remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty days after receipt by the non-terminating party of such notice. The provisions of subsection 3 of this Section Q govern the delegation to and termination of State Street as FCM of each Fund with respect to designated countries.

R.

Accounts and Records. State Street will prepare and maintain, with the direction and as interpreted by PIMCO, a Fund’s or a Portfolio’s accountants and/or other advisors, in complete, accurate and current form all accounts and records: (1) required to be maintained by a Fund with respect to portfolio transactions under Section 31(a) of the 1940 Act and the rules and regulations from time to time adopted thereunder; (2) required to be maintained as a basis for calculation of each Portfolio’s net asset value; and (3) as otherwise agreed upon by the parties. PIMCO will advise State Street in writing of all applicable record retention requirements, other than those set forth in the 1940 Act or the regulations thereunder. State Street will preserve such accounts and records in the manner and for the periods prescribed in the 1940 Act or the regulations thereunder or for such longer period as is agreed upon by the parties. PIMCO will furnish, in writing or its electronic or digital equivalent, accurate and timely information needed by State Street to complete such accounts and records, including Corporate Actions, when such information is not readily available from generally accepted securities industry services or publications.

S.

Accounts and Records Property of Fund. State Street acknowledges that all of the accounts and records maintained by State Street pursuant hereto are the property of the applicable Fund, and will be made available to the applicable Fund and PIMCO on behalf of such Fund for inspection or reproduction within a reasonable period of time, upon demand. State Street will assist any Fund’s independent auditors, or upon approval of PIMCO, or upon demand, any regulatory body, in any requested review of such Fund’s accounts and records but PIMCO will reimburse State Street for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from PIMCO of the necessary information or instructions, State Street will supply information from the books and records it maintains for each Fund that such Fund needs for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as PIMCO and State Street agree upon from time to time.

T.

Adoption of Procedures. State Street and PIMCO, on behalf of each Fund, hereby adopt the Funds Transfer Operating Guidelines attached hereto as Exhibit B. State Street and PIMCO may from time to time adopt such additional procedures as they agree upon, and State Street may conclusively assume that no procedure approved or directed by PIMCO, any Fund’s or any Portfolio’s accountants or other advisors conflicts with or violates any requirements of the prospectus or registration statement, articles of incorporation and bylaws or trust instrument, any applicable law, rule or regulation, or any order, decree or agreement by which the applicable Fund may be bound. PIMCO will be responsible for notifying State Street of any changes in statutes, regulations, rules, requirements or policies which may impact State Street’s performance of its responsibilities hereunder or its related operational policies and procedures as they relate to the Funds in a manner different from or in addition to requirements applicable to investment companies registered under the 1940 Act in general.

U.

Calculation of Net Asset Value. PIMCO, on behalf of each Fund, will give Instructions to State Street specifying the outside pricing sources to be utilized as sources of Asset prices (“Pricing Sources”). In the event that PIMCO specifies Reuters America, Inc., it will enter into the Agreement attached hereto as Exhibit C. State Street will calculate each Portfolio’s net asset value, in accordance with the Portfolio’s prospectus or registration statement. State Street will price the Assets, including foreign currency holdings, of each Portfolio for which market quotations are available from the Pricing Sources; all other Assets will be priced in accordance with PIMCO’s Instructions.

V.

Advances. The applicable Fund will cause each Portfolio to pay on demand any advance of cash or securities made by State Street or any Subcustodian, in its sole discretion, for any purpose (including but not limited to securities settlements, purchase or sale of foreign exchange or foreign exchange contracts and assumed settlement) for the benefit of any Portfolio. Any such cash advance will be subject to an overdraft charge at the rate set forth in the then-current fee schedule from the date advanced until the date repaid. As security for each such advance, each Fund hereby separately grants State Street and such Subcustodian a lien on and security interest in all of such Fund’s Portfolio’s Assets at any time held for the account of the applicable Portfolio, including without limitation all Assets acquired with the amount advanced. Should the applicable Portfolio fail to promptly repay the advance, the applicable Fund agrees that State Street and such Subcustodian may utilize available cash and dispose of such Portfolio’s Assets pursuant to applicable law to the extent necessary to obtain reimbursement of the amount advanced and any related overdraft charges; provided, however, that prior to such utilization and disposition, (i) State Street or Subcustodian has given PIMCO 2 days’ notice of the amount due and of its intent to so utilize and dispose of custodied Assets; and (ii) the applicable Portfolio shall not have satisfied the obligation. During such 2 day notice period, PIMCO shall have the option to direct State Street or such Subcustodian by written notice regarding which and in what priority order custodied Assets are to be utilized and disposed of.

W.

Exercise of Rights; Tender Offers. Upon receipt of Instructions, State Street will: (1) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new Assets, if any, are to be delivered to State Street; and (2) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to State Street or the tendered securities are to be returned to State Street.

X.	Fund Shares.

1.

PIMCO will deliver to State Street Instructions with respect to the declaration and payment of any dividend or other distribution on the shares of capital stock or beneficial interest, as the case may be, of a Portfolio (“Fund Shares”) by a Portfolio. On the date specified in such Instruction, State Street will pay out of the monies held for the account of the Portfolio, insofar as it is available for such purposes, and credit to the account of the Dividend Disbursing Agent for the Portfolio, the amount specified in such Instructions.

2.

Whenever Fund Shares are repurchased or redeemed by a Portfolio, PIMCO on behalf of such Portfolio or its agent will give State Street Instructions regarding the aggregate dollar amount to be paid for such shares. Upon receipt of such Instruction, State Street will charge such aggregate dollar amount to the account of the Portfolio and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such Instruction. State Street has no duty or responsibility to determine that Fund Shares have been removed from the proper shareholder accounts or that the proper number of Fund Shares have been canceled and removed from the shareholder records.

3.

Whenever Fund Shares are purchased from a Portfolio, PIMCO will deposit or cause to be deposited with State Street the amount received for such shares. State Street has no duty or responsibility to determine that Fund Shares purchased from a Portfolio have been added to the proper shareholder account or that the proper number of such shares have been added to the shareholder records.

4.	INSTRUCTIONS.

A.

The term “Instructions”, as used herein, means written (including telecopied, telexed, or electronically transmitted) or oral instructions which State Street reasonably believes were given by a designated representative of PIMCO. PIMCO will deliver to State Street, prior to delivery of any Assets to State Street and thereafter from time to time as changes therein are necessary, written Instructions naming one or more designated representatives to give Instructions in the name and on behalf of each Fund, which Instructions may be received and accepted by State Street as conclusive evidence of the authority of any designated representative to act for the applicable Fund and may be considered to be in full force and effect until receipt by State Street of notice to the contrary. Unless such written Instructions delegating authority to any person to give Instructions specifically limit such authority to specific matters or require that the approval of anyone else will first have been obtained, State Street will be under no obligation to inquire into the right of such person, acting alone, to give any Instructions whatsoever. If PIMCO fails to provide State Street any such Instructions naming designated representatives, any Instructions received by State Street from a person reasonably believed to be an appropriate representative of PIMCO will constitute valid and proper Instructions hereunder. “Designated representatives” may include a Fund’s or a Portfolio’s employees and agents, including investment managers and their employees.

B.

No later than the next business day immediately following each oral Instruction, PIMCO will send State Street written confirmation of such oral Instruction. At State Street’s sole discretion, State Street may record on tape, or otherwise, any oral Instruction whether given in person or via telephone, each such recording identifying the date and the time of the beginning and ending of such oral Instruction.

C.

PIMCO will provide, upon State Street’s request, a certificate signed by an officer or designated representative of PIMCO, as conclusive proof of any fact or matter required to be ascertained from PIMCO hereunder. PIMCO will also provide State Street Instructions with respect to any matter concerning this Agreement requested by State Street. If State Street reasonably believes that it could not prudently act according to the Instructions, or the instruction or advice of a Fund’s or a Portfolio’s accountants or counsel, it may in its discretion, with notice to PIMCO and such Fund, not act according to such Instructions.

5.	LIMITATION OF LIABILITY OF STATE STREET.

A.	State Street shall at all times use reasonable care and due diligence and act in good faith in performing its duties under this Agreement.

PIMCO and each Fund is not responsible or liable for, and State Street will indemnify and hold PIMCO and each Fund harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against or incurred by PIMCO or any Fund or for which PIMCO or any Fund may be held to be liable, arising out of or attributable to State Street’s failure to comply with the terms of this Agreement or arising out of State Street’s (or its agents’ or delegees’) negligence, willful misconduct, or bad faith.

B.

State Street is not responsible or liable for, and PIMCO will indemnify and hold State Street harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against or incurred by State Street or for which State Street may be held to be liable, arising out of or attributable to:

1.

State Street’s action or omission to act pursuant hereto; provided that State Street has acted or failed to act in good faith and with due diligence and reasonable care; and provided further, that neither party is liable to the other for consequential, special, or punitive damages in any event.

2.

State Street’s payment of money as requested by PIMCO, or the taking of any action which might make it or its nominee liable for payment of monies or in any other way; provided, however, that nothing herein obligates State Street to take any such action or expend its own monies in its sole discretion.

3.

State Street’s action or omission to act hereunder in reasonable reliance upon any Instructions, advice, notice, request, consent, certificate or other instrument or paper appearing to it to be genuine and to have been properly executed, including any Instructions, communications, data or other information received by State Street by means of the Systems, as hereinafter defined, or any electronic system of communication.

4.

State Street’s action or omission to act in good faith reliance on the advice or opinion of counsel for PIMCO or of its own counsel with respect to questions or matters of law, which advice or opinion may be obtained by State Street from counsel for PIMCO at the expense of PIMCO or from State Street’s counsel at its own expense, or on the Instructions, advice or statements of any officer or employee of PIMCO, or the applicable Fund’s accountants or other authorized individuals, and other persons believed by it in good faith to be expert in matters upon which they are consulted.

5.	The purchase or sale of any securities or foreign currency positions. Without limiting the generality of the foregoing, State Street is under no duty or obligation to inquire into:

a.

The validity of the issue of any securities purchased by or for any Portfolio, or the legality of the purchase thereof or of foreign currency positions, or evidence of ownership required by PIMCO to be received by State Street, or the propriety of the decision to purchase or the amount paid therefor;

b.	The legality of the sale of any securities or foreign currency positions by or for any Portfolio, or the propriety of the amount for which the same are sold; or

c.

The legality of the issue or sale of any Fund Shares, or the sufficiency of the amount to be received therefor, the legality of the repurchase or redemption of any Fund Shares, or the propriety of the amount to be paid therefor, or the legality of the declaration of any dividend by either Fund, or the legality of the issue of any Fund Shares in payment of any stock dividend.

6.

Any error, omission, inaccuracy or other deficiency in any Portfolio’s accounts and records or other information provided by or on behalf of a Portfolio to State Street, including the accuracy of the prices quoted by the Pricing Sources or for the information supplied by PIMCO to price the Assets, or the failure of PIMCO to provide, or provide in a timely manner, any accounts, records, or information needed by State Street to perform hereunder.

7.

PIMCO’s or any Fund’s refusal or failure to comply with the terms hereof (including without limitation PIMCO’s or any Fund’s failure to pay or reimburse State Street under Section 5 or 6 hereof), PIMCO’s or any Fund’s negligence or willful misconduct, or the failure of any representation or warranty of PIMCO or any Fund hereunder to be and remain true and correct in all respects at all times.

8.

The use or misuse, whether authorized or unauthorized, of the Systems or any electronic system of communication used hereunder, by PIMCO or by any person who acquires access to the Systems or such other systems through the terminal device, passwords, access instructions or other means of access to such Systems or such other system which are utilized by, assigned to or otherwise made exclusively available to PIMCO, except to the extent attributable to any negligence or willful misconduct by State Street.

9.

Any money represented by any check, draft, wire transfer, clearinghouse funds, uncollected funds, or instrument for the payment of money to be received by State Street on behalf of a Portfolio until actually received; provided, however, that State Street will advise PIMCO promptly if it fails to receive any such money in the ordinary course of business and will cooperate with PIMCO toward the end that such money is received.

10.

Except as provided in Section 3.P hereof, and subject to Section 5.B.1 hereof, loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company, or any other person with whom State Street may deal.

11.

The failure or delay in performance of its obligations hereunder, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity’s reasonable control or ability to take preemptive measures against, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection.

6.

COMPENSATION. In consideration for its services hereunder, State Street will be paid the compensation set forth in a separate fee schedule, incorporated herein by this reference, to be agreed to by each Fund, PIMCO and State Street from time to time, and reimbursement for State Street’s cash disbursements and reasonable out-of-pocket costs and expenses, including attorney’s fees, incurred by State Street in connection with the performance of services hereunder, on demand. State Street, subject to Section 10 hereof, may charge such compensation against monies held by it for the accounts of the Portfolios following notice to PIMCO. State Street will, subject to Section 10 hereof, be entitled to charge against any monies held by it for the accounts of the Portfolios the amount of any loss, damage, liability, advance, overdraft or expense for which it is entitled to reimbursement from PIMCO. State Street will be entitled to reimbursement by the applicable Fund or PIMCO for the losses, damages, liabilities, advances, overdrafts and expenses of Subcustodians only to the extent that (a) State Street would have been entitled to reimbursement hereunder if it had incurred the same itself directly, and (b) State Street is obligated to reimburse the Subcustodian therefor. As between the Funds and PIMCO, it is agreed that the compensation due State Street hereunder shall be paid by PIMCO.

7.

TERM AND TERMINATION. The initial term of this Agreement is for a period of one (1) year. Thereafter, PIMCO or State Street may terminate the same by notice in writing, delivered or mailed, postage prepaid, to the other party and received not less than sixty (60) days prior to the date upon which such termination will take effect. Upon termination hereof:

A.	PIMCO will pay State Street its fees and compensation due hereunder and its reimbursable disbursements, costs and expenses paid or incurred to such date;

B.	PIMCO will designate a successor investment accounting and recordkeeping agent (which may be PIMCO or any Fund) by Instruction to State Street;

C.

PIMCO will designate a successor custodian by Instruction to State Street. In the event no such Instruction has been delivered to State Street on or before the date when such termination becomes effective, then State Street may, at its option, (i) choose as successor custodian a bank or trust company meeting the qualifications for custodian set forth in the 1940 Act and having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, or (ii) apply to a court of competent jurisdiction for the appointment of a successor or other proper relief, or take any other lawful action under the circumstances; provided, however, that PIMCO will reimburse State Street for its costs and expenses, including reasonable attorney’s fees, incurred in connection therewith; and

D.

State Street will, upon payment of all sums due to State Street from PIMCO hereunder, deliver at State Street’s office (i) all accounts and records to the successor investment accounting and recordkeeping agent or, if none, to PIMCO; and (ii) all Assets, duly endorsed and in form for transfer, to the successor custodian, or as specified by the court. State Street will cooperate in effecting changes in book-entries at all Depositories. Upon delivery to a successor or as specified by the court, State Street will have no further obligations or liabilities hereunder. Thereafter such successor will be the successor hereunder and will be entitled to reasonable compensation for its services.

In the event that accounts, records or Assets remain in the possession of State Street after the date of termination hereof for any reason other than State Street’s failure to deliver the same, State Street is entitled to compensation as provided in the then-current fee schedule for its services during such period, and the provisions hereof relating to the duties and obligations of State Street will remain in full force and effect.

8.

NOTICES. Notices, requests, instructions and other writings addressed to PIMCO or either Fund at the address set forth above, or at such other address as PIMCO or such Fund may have designated to State Street in writing, will be deemed to have been properly given to PIMCO or Fund hereunder. Notices, requests, Instructions and other writings addressed to State Street at 801 Pennsylvania Avenue, Kansas City, Missouri 64105, Attention: Custody Department, or to such other address as it may have designated to PIMCO and the Funds in writing, will be deemed to have been properly given to State Street hereunder.

9.	THE SYSTEMS; CONFIDENTIALITY.

A.

If State Street provides PIMCO direct access to the computerized investment portfolio custody, recordkeeping and accounting systems used by State Street (“Systems”) or if State Street and PIMCO agree to utilize any electronic system of communication, PIMCO agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of the Systems or such other system.

B.

PIMCO will preserve the confidentiality of the Systems and the tapes, books, reference manuals, instructions, records, programs, documentation and information of, and other materials relevant to, the Systems and the business of State Street (“Confidential Information”). PIMCO agrees that it will not voluntarily disclose any such Confidential Information to any other person other than its own employees who reasonably have a need to know such information pursuant hereto. PIMCO will return all such Confidential Information to State Street upon termination or expiration hereof.

C.

PIMCO has been informed that the Systems are licensed for use by State Street from one or more third parties (“Licensors”), and PIMCO acknowledges that State Street and Licensors have proprietary rights in and to the Systems and all other State Street or Licensor programs, code, techniques, know-how, data bases, supporting documentation, data formats, and procedures, including without limitation any changes or modifications made at the request or expense or both of PIMCO (collectively, the “Protected Information”). PIMCO acknowledges that the Protected Information constitutes confidential material and trade secrets of State Street and Licensors. PIMCO will preserve the confidentiality of the Protected Information, and PIMCO hereby acknowledges that any unauthorized use, misuse, disclosure or taking of Protected Information, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable law. PIMCO will so inform employees and agents who have access to the Protected Information or to any computer equipment capable of accessing the same. Licensors are intended to be and are third party beneficiaries of PIMCO’s obligations and undertakings contained in this Section.

D.

PIMCO hereby represents and warrants to State Street that it has determined to its satisfaction that the Systems are appropriate and suitable for its use. THE SYSTEMS ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. State Street EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

E.

State Street agrees to defend any claim or action brought against PIMCO or any Fund on the issue of infringement of any United States patent, copyright, trade secret or trademark by the Systems as used within the scope of this Agreement, and to indemnify PIMCO and each Fund against all damages and costs, subject to the provisions of Section 5 hereof, which may be assessed against them under any such claim or action.

10.	MULTIPLE PORTFOLIOS. If a Fund is comprised of more than one Portfolio:

A.

Each Portfolio will be regarded for all purposes hereunder as a separate party apart from each other Portfolio. Unless the context otherwise requires, with respect to every transaction covered hereby, every reference herein to a Portfolio is deemed to relate solely to the particular Portfolio to which such transaction relates. Under no circumstances will the rights, obligations or remedies with respect to a particular Portfolio constitute a right, obligation or remedy applicable to any other Portfolio. The use of this single document to memorialize the separate agreement of each Portfolio is understood to be for clerical convenience only and will not constitute any basis for joining the Portfolios for any reason.

B.

PIMCO may appoint State Street as its custodian and investment accounting and recordkeeping agent for additional Portfolios from time to time by written notice, provided that State Street consents to such addition. Rates or charges for each additional Portfolio will be as agreed upon by State Street and PIMCO in writing.

11.	MISCELLANEOUS.

A.

This Agreement will be construed according to, and the rights and liabilities of the parties hereto will be governed by, the laws of the Commonwealth of Massachusetts without reference to the choice of laws principles thereof.

B.	All terms and provisions hereof will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.
C.

The representations and warranties, the indemnifications extended hereunder, and the provisions of Section 9 hereof are intended to and will continue after and survive the expiration, termination or cancellation hereof.

D.	No provisions hereof may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.
E.

The failure of any party to insist upon the performance of any terms or conditions hereof or to enforce any rights resulting from any breach of any of the terms or conditions hereof, including the payment of damages, will not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same will continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver, release or discharge of any party’s rights hereunder will be effective unless contained in a written instrument signed by the party sought to be charged.

F.	The captions herein are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
G.	This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.
H.

If any provision hereof is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

I.	This Agreement may not be assigned by either party hereto without the prior written consent of the other party.
J.	Neither the execution nor performance hereof will be deemed to create a partnership or joint venture by and between State Street, PIMCO and/or any Fund or any Portfolio.
K.

Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder will not affect any rights or obligations of the other parties hereunder.

L.

If a Fund is a Trust, notice is hereby given that this Agreement has been executed on behalf of such Fund by the undersigned duly authorized representative of such Fund in his/her capacity as such and not individually; and that the obligations of this Agreement are binding only upon the assets and property of such Fund and not upon any trustee, officer of shareholder of such Fund individually.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.

STATE STREET BANK AND TRUST COMPANY	PACIFIC INVESTMENT MANAGEMENT COMPANY a Delaware partnership

By: /s/ Stephen R. Hilliard	By: /s/ Jeffrey Sargent
Title: Stephen R. Hilliard	Title: Senior Vice President

PIMCO FUNDS:
MULTI-MANAGER SERIES

By: /s/ John P. Hardaway
Title: Treasurer

PIMCO FUNDS:
PACIFIC INVESTMENT MANAGEMENT SERIES

By: /s/ John P. Hardaway
Title: Treasurer

SCHEDULE A

PIMCO Funds: Multi-Manager Series, a Massachusetts business trust

PIMCO Funds: Pacific Investment Management Series, a Massachusetts business trust

EXHIBIT A — INCOME AVAILABILITY SCHEDULE

Foreign—Income will be credited contractually on pay day in the markets noted with Contractual Income Policy. The markets noted with Actual income policy will be credited income when it is received.

Market	Income Policy	Market	Income Policy	Market	Income Policy

Argentina	Actual	Hong Kong	Contractual	Poland	Actual

Australia	Contractual	Hungary	Actual	Portugal	Contractual

Austria	Contractual	India	Actual	Russia	Actual

Bahrain	Actual	Indonesia	Actual	Singapore	Contractual

Bangladesh	Actual	Ireland	Actual	Slovak Republic	Actual

Belgium	Contractual	Israel	Actual	South Africa	Actual

Bermuda	Actual	Italy	Contractual	South Korea	Actual

* Bolivia	Actual	Ivory Coast	Actual	Spain	Contractual

Botswana	Actual	* Jamaica	Actual	Sri Lanka	Actual

Brazil	Actual	Japan	Contractual	Swaziland	Actual

Canada	Contractual	Jordan	Actual	Sweden	Contractual

Chile	Actual	Kenya	Actual	Switzerland	Contractual

China	Actual	Lebanon	Actual	Taiwan	Actual

Colombia	Actual	Luxembourg	Actual	Thailand	Actual

Cyprus	Actual	Malaysia	Actual	* Trinidad & Tobago	Actual

Czech Republic	Actual	Mauritius	Actual	* Tunisia	Actual

Denmark	Contractual	Mexico	Actual	Turkey	Actual

Ecuador	Actual	Morocco	Actual	United Kingdom	Contractual

Egypt	Actual	Namibia	Actual	United States	See Attached

**Euroclear	Contractual/ Actual	Netherlands	Contractual	Uruguay	Actual

Euro CDs	Actual	New Zealand	Contractual	Venezuela	Actual

Finland	Contractual	Norway	Contractual	Zambia	Actual

Market	Income Policy	Market	Income Policy	Market	Income Policy
France Germany Ghana Greece	Contractual Contractual Actual Actual	Oman Pakistan Peru Philippines	Actual Actual Actual Actual	Zimbabwe	Actual
*	Market is not 17F-5 eligible
**	For Euroclear, contractual income paid only in markets listed with Income Policy of Contractual.

United States—

Income Type	DTC	FED	PTC	Physical
Dividends	Contractual	N/A	N/A	Actual

Fixed Rate Interest	Contractual	Contractual	N/A	Actual

Variable Rate Interest	Contractual	Contractual	N/A	Actual

GNMA I	N/A	N/A	Contractual PD +1	N/A

GNMA II	N/A	N/A	Contractual PD ***	N/A

Mortgages	Actual	Contractual	Contractual	Actual

Maturities	Actual	Contractual	N/A	Actual

Exceptions to the above Contractual Income Policy include securities that are:

•	Involved in a trade whose settlement either failed, or is pending over the record date, (excluding the United States);

•	On loan under a self directed securities lending program other than State Street’s own vendor lending program;

•	Known to be in a condition of default, or suspected to present a risk of default or payment delay;

•	In the asset categories, without limitation, of Private Placements, Derivatives, Options, Futures, CMOs, and Zero Coupon Bonds.

•	Securities whose amount of income and redemption cannot be calculated in advance of payable date, or determined in advance of actual collection, examples include ADRs;

•	Payments received as the result of a corporate action, not limited to, bond calls, mandatory or optional puts, and tender offers.
***

For GNMA II securities, if the 19th day of the month is a business day, Payable/Distribution Date is the next business day. If the 19th is not a business day, but the 20th is a business day, Payable/Distribution date is the first business day after the 20th. If both the 19th and 20th are not business days, Payable/Distribution will be the next business day thereafter.

EXHIBIT B — FUNDS TRANSFER OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: State Street is authorized to promptly debit Fund’s (“Client’s”) account(s) upon the receipt of a payment order in compliance with any of the Security Procedures chosen by the Client, from those offered on the attached selection form (and any updated selection forms hereafter executed by the Client), for funds transfers and in the amount of money that State Street has been instructed to transfer. State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and Security Procedures indicated on the attached selection form (and any update executed by the Client). The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street. State Street shall execute payment orders in compliance with the selected Security Procedures and with the Client’s/Investment Manager’s instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. State Street will use reasonable efforts to execute on the execution date payment orders received after the customary deadline, but if it is unable to execute any such payment order on the execution date, such payment order will be deemed to have been received on the next business day.

2. SECURITY PROCEDURES: The Client acknowledges that the selected Security Procedures were selected by the Client from Security Procedures offered by State Street. The Client shall restrict access to confidential information relating to the Security Procedures to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client’s authorized personnel. State Street shall verify the authenticity of all instructions according to the selected Security Procedures.

3. ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street’s receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street’s sole judgment, to exceed any applicable volume, aggregate dollar, network, time, credit or similar limits upon wire transfers; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the selected Security Procedures provided that such requests are received in sufficient time to afford State Street a reasonable opportunity to act prior to executing the payment order. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied by State Street’s reasonable efforts.

6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the selected Security Procedures. The Security Procedures are established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event (including but not limited to failure to execute a payment order) shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

8. AUTOMATED CLEARING HOUSE (“ACH”) CREDIT ENTRIES/PROVISIONAL PAYMENTS: When the Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the Mid-America Payment Exchange or other similar body, State Street or its agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given with respect to an ACH credit entry are provisional until final settlement for such entry is received from the Federal Reserve Bank. If such final settlement is not received, the Client agrees to promptly refund the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATIONS: Confirmation of State Street’s execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through State Street’s account statements, advices, information systems, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. MISCELLANEOUS: State Street may use the Federal Reserve System Fedwire to execute payment orders, and any payment order carried in whole or in part through Fedwire will be subject to applicable Federal Reserve Board rules and regulations. State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to wrong parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

SECURITY PROCEDURES SELECTION FORM

Please select one or more of the funds transfer security procedures indicated below.

☐	SWIFT SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. Selection of this security procedure would be most appropriate for existing SWIFT members.
☐	REMOTE BATCH TRANSMISSION Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and/or its agent and State Street and/or its agent. Security procedures include encryption and/or the use of a test key by those individuals authorized as Automated Batch Verifiers or a callback procedure to those individuals. Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business such as shareholder redemptions and dividend payments.
☐	TELEPHONE CONFIRMATION (CALL BACK) This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will contact someone other than the originator at the Client’s location to authenticate the instruction. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.
☐	TEST KEY Test Key confirmation will be used to verify all non-repetitive funds transfer instructions received via facsimile or phone. State Street will provide test keys if this option is chosen. State Street will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will authenticate the test key provided with the corresponding test key at State Street. Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.
☐	REPETITIVE WIRES For situations where funds are transferred periodically from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a $10 million limit. If the payment order exceeds the $10 million limit, the instruction will be confirmed by telephone or test key prior to execution. Repetitive wire instructions must be reconfirmed annually. Clients may establish Repetitive Wires by following the agreed upon security procedures for as described by Telephone Confirmation (Call Back) or Test Key. This alternative is recommended whenever funds are frequently transferred between the same two accounts.

☐	STANDING INSTRUCTIONS Funds are transferred by State Street to a counter party on the Client’s established list of authorized counter parties. Only the date and the dollar amount are variable. Clients may establish Standby Instructions by following the agreed upon security procedures for Non-Repetitive Wire Transfers as described by Telephone Confirmation (Call Back) or Test Key. This option is used for transactions that include but are not limited to Foreign Exchange Contracts, Time Deposits and Tri-Party Repurchase Agreements.
☐	AUTOMATED CLEARING HOUSE (ACH) State Street or its agent receives an automated transmission from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. The transmission is sent from the Client’s or its agent’s system to State Street’s or its agent’s system with encryption.

KEY CONTACT INFORMATION

Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT	ALTERNATE CONTACT

John P. Hardaway	Jeff Sargent
Name	Name

Address	Address

City/State/Zip Code	City/State/Zip Code

(949) 760-4465	(949) 760-4743
Telephone Number	Telephone Number

Facsimile Number

SWIFT Number

EXHIBIT C—REUTERS DATA SERVICE AGREEMENT

The undersigned acknowledges and agrees that some of the data being provided in the service by State Street to either Fund contains information supplied to State Street by Reuters America Inc. (“Reuters”) (the “Data”). Such Fund agrees that:

(i)

although Reuters makes every effort to ensure the accuracy and reliability of the Data, the Fund acknowledges that Reuters, its employees, agents, contractors, subcontractors, contributors and third party providers will not be liable for any loss, cost or damage suffered or incurred by the Fund arising out of any fault, interruption or delays in the Data or out of any inaccuracies, errors or omissions in the Data however such faults, interruptions, delays, inaccuracies, errors or omissions arise, unless due to the gross negligence or willful misconduct of Reuters;

(ii)	it will not transfer, transmit, recirculate by digital or analogue means, republish or resell all or part of the Data; and
(iii)	certain parts of the Data are proprietary and unique to Reuters.

The undersigned further agrees that the benefit of this clause will inure to the benefit of Reuters.

PACIFIC INVESTMENT MANAGEMENT COMPANY

By:
Title:
Date:

PIMCO FUNDS:
MULTI-MANAGER SERIES

By:
Title:
Date:

PIMCO FUNDS:
PACIFIC INVESTMENT MANAGEMENT SERIES

By:
Title:
Date:

EXHIBIT D

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country	Subcustodian	Optional Depositories
Argentina	Citibank, N.A.	—

Australia	Westpac Banking Corporation	—

Austria	Erste Bank der Öesterreichischen Sparkassen AG	—

Bahrain	The British Bank of the Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)	—

Bangladesh	Standard Chartered Bank	—

Belgium	Générale de Banque	—

Bermuda	The Bank of Bermuda Limited	—

Bolivia	Banco Boliviano Americano S.A.	—

Botswana	Barclays Bank of Botswana Limited	—

Brazil	Citibank, N.A.	—

Bulgaria	ING Bank N.V.	—

Canada	Canada Trustco Mortgage Company	—

Chile	Citibank, N.A.	—

People’s Republic of China	The Hongkong and Shanghai Banking Corporation Limited, Shanghai and Shenzhen branches	—

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	—

Costa Rica	Banco BCT S.A.	—

Croatia	Privredana Banka Zagreb d.d	—

Cyprus	Barclays Bank Plc. Cyprus Offshore Banking Unit	—

Czech Republic	Ceskoslovenská Obchodni Banka, A.S.	—

EXHIBIT D

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country	Subcustodian	Optional Depositories
Denmark	Den Danske Bank	—

Ecuador	Citibank, N.A.	—

Egypt	National Bank of Egypt	—

Estonia	Hansabank	—

Finland	Merita Bank Limited	—

France	Banque Paribas	—

Germany	Dresdner Bank AG	—

Ghana	Barclays Bank of Ghana Limited	—

Greece	National Bank of Greece S.A	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Hong Kong	Standard Chartered Bank	—

Hungary	Citibank Budapest Rt.	—

Iceland	Icebank Ltd.	—

India	Deutsche Bank AG; The Hongkong and Shanghai Banking Corporation Limited	—

Indonesia	Standard Chartered Bank	—

Ireland	Bank of Ireland	—

Israel	Bank Hapoalim B.M.	—

Italy	Banque Paribas	—

Ivory Coast	Société Générale de Banques en Côte d’Ivoire	—

Jamaica	Scotiabank Jamaica Trust and Merchant Bank, Ltd.	—

EXHIBIT D

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country	Subcustodian	Optional Depositories
Japan	The Daiwa Bank, Limited; The Fuji Bank Limited	Japan Securities Depository

Jordan	British Bank of the Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	—

Kenya	Barclays Bank of Kenya Limited	—

Republic of Korea	The Hongkong and Shanghai Banking Corporation Limited	—

Latvia	JSC Hansabank-Latvija	—

Lebanon	British Bank of the Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	—

Lithuania	Vilniaus Bankas AB	—

Malaysia	Standard Chartered Bank Malaysia Berhad	—

Mauritius	The Hongkong and Shanghai Banking Corporation Limited	—

Mexico	Citibank Mexico, S.A.	—

Morocco	Banque Commerciale du Maroc	—

Namibia	(via) Standard Bank of South Africa	—

Netherlands	MeesPierson N.V.	—

New Zealand	ANZ Banking Group (New Zealand) Limited	—

Norway	Christiania Bank og Kreditkasse	—

Oman	The British Bank of the Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	—

Pakistan	Deutsche Bank AG	—

EXHIBIT D

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country	Subcustodian	Optional Depositories
Peru	Citibank, N.A.	—

Philippines	Standard Chartered Bank	—

Poland	Citibank (Poland) S.A. Bank Polska Kasa Opieki S.A.	—

Portugal	Banco Comercial Português	—

Romania	ING Bank, N.V.	—

Russia	Credit Suisse First Boston, AO, Moscow (as delegate of Credit Suisse First Boston, Zurich)	—

Singapore	The Development Bank of Singapore Ltd.	—

Slovak Republic	Ceskoslovenska Obchodná Banka A.S.	—

Slovenia	Banka Austria d.d.	—

South Africa	Standard Bank of South Africa Limited	—

Spain	Banco Santander, S.A.	—

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	—

Swaziland	Barclays Bank of Swaziland Limited	—

Sweden	Skandinaviska Enskilda Banken	—

Switzerland	UBS AS	—

Taiwan -R.O.C.	Central Trust of China	—

Thailand	Standard Chartered Bank	—

EXHIBIT D

STATE STREET GLOBAL CUSTODY NETWORK SUBCUSTODIANS AND OPTIONAL DEPOSITORIES

Country	Subcustodian	Optional Depositories
Trinidad & Tobago	Republic Bank Ltd.	—

Tunisia	Banque Internationale Arabe de Tunisie	—

Turkey	Citibank, N.A.; Ottoman Bank	—

Ukraine	ING Bank, Ukraine	—

United Kingdom	State Street Bank and Trust Company, London Branch	—

Uruguay	Citibank, N.A.	—

Venezuela	Citibank, N.A.	—

Zambia	Barclays Bank of Zambia Limited	—

Zimbabwe	Barclays Bank of Zimbabwe Limited	—

Euroclear	(The Euroclear System)/State Street London Limited

Cedel, S.A.	(Cedel Bank, société anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)

EXHIBIT E

STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country	Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)
Argentina	-Caja de Valores S.A.

Australia	-Austraclear Limited;
-Reserve Bank Information and Transfer System

Austria	-Öesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Belgium	-Caisse Interprofessionnelle de Dépôt et de Virement de Titres S.A.;
-Banque Nationale de Belgique

Brazil	-Companhia Brasileira de Liquidaçao e
-Custodia (CBLC)
-Bolsa de Valores de Rio de Janeiro
-All SSB clients presently use CBLC
-Central de Custodia e de Liquidação Financeira de Titulos

Bulgaria	-Central Depository AD
-Bulgarian National Bank

Canada	-The Canadian Depository for Securities Limited

People’s Republic of China	-Shanghai Securities Central Clearing and Registration Corporation;
-Shenzhen Securities Central Clearing Co., Ltd.

Costa Rica	-Central de Valores S.A. (CEVAL)

Croatia	Ministry of Finance; - National Bank of Coratia

Czech Republic	-Stredisko cenných papíru;
Czech National Bank

Denmark	-Vaerdipapircentralen (The Danish Securities Center)

Egypt	-Misr Company for Clearing, Settlement, and Central Depository

Estonia	-Eesti Väärtpaberite Keskdepositooruim

Finland	-The Finnish Central Securities Depository

France	-Société Interprofessionnelle pour la Compensation des Valeurs Mobilières (SICOVAM)

EXHIBIT E

STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country	Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)
Germany	-The Deutscher Börse Clearing AG

Greece	-The Central Securities Depository (Apothetirion Titlon AE)

Hong Kong	-The Central Clearing and Settlement System;
-Central Money Markets Unit

Hungary	-The Central Depository and Clearing House (Budapest) Ltd.(KELER) [Mandatory for Gov’t Bonds only; SSB does not use for other securities]

India	-The National Securities Depository Limited

Indonesia	-Bank Indonesia

Ireland	-The Central Bank of Ireland, Securities Settlement Office

Israel	-The Tel Aviv Stock Exchange Clearing House Ltd.;
-Bank of Israel

Italy	-Monte Titoli S.p.A.;
-Banca d’Italia

Jamaica	-The Jamaican Central Securities Depository

Japan	-Bank of Japan Net System

Kanya	-Central Bank of Kenya

Republic of Korea	-Korea Securities Depository Corporation

Latvia	-The Latvian Central Depository

Lebanon	-The Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (MIDCLEAR) S.A.L.; - The Central Bank of Lebanon

Lithuania	-The Central Securities Depository of Lithuania

Malaysia	-The Malaysian Central Depository Sdn. Bhd.;
-Bank Negara Malaysia, Scripless Securities Trading and Safekeeping Systems

EXHIBIT E

STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country	Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)
Mauritius	-The Central Depository & Settlement Co. Ltd.

Mexico	-S.D. INDEVAL, S.A. de C.V. (Instituto para el Depósito de Valores);

Morocco	-Maroclear

The Netherlands	-Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (NECIGEF)
-De Nederlandsche Bank N.V.

New Zealand	-New Zealand Central Securities Depository Limited

Norway	-Verdipapirsentralen (the Norwegian Registry of Securities)

Oman	-Muscat Securities Market

Pakistan	-Central Depository Company of Pakistan Limited

Peru	-Caja de Valores y Liquidaciones S.A. (CAVALI)

Philippines	-The Philippines Central Depository Inc.
-The Registry of Scripless Securities (ROSS) of the Bureau of the Treasury

Poland	-The National Depository of Securities (Krajowy Depozyt Papierów Wartos’ciowych);
-Central Treasury Bills Registrar

Portugal	-Central de Valores Mobiliários (Central)

Romania	-National Securities Clearing, Settlement and Depository Co.;
-Bucharest Stock Exchange Registry Division;

Singapore	-The Central Depository (Pte)Limited;
-Monetary Authority of Singapore

Slovak Republic	-Stredisko Cenných Papierov;
-National Bank of Slovakia

Slovenia	-Klirinsko Depotna Druzba d.d.

EXHIBIT E

STATE STREET GLOBAL CUSTODY NETWORK MANDATORY DEPOSITORIES

Country	Mandatory Depositories (Includes entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice)
South Africa	-The Central Depository Limited

Spain	-Servicio de Compensación y Liquidación de Valores, S.A.;
-Banco de España; Central de Anotaciones en Cuenta

Sri Lanka	-Central Depository System (Pvt) Limited

Sweden	-Värdepapperscentralen AB (the Swedish Central Securities Depository)

Switzerland	-Schweizerische Effekten - Giro AG;

Taiwan - R.O.C.	-The Taiwan Securities Central Depository Company, Ltd.

Thailand	-Thailand Securities Depository Company Limited

Tunisia	-Société Tunisienne Interprofessionelle de Compensation et de Dépôt de Valeurs Mobilières
-Central Bank of Tunisia;
-Tunisian Treasury

Turkey	-Takas ve Saklama Bankasi A.S. (TAKASBANK)
-Central Bank of Turkey

Ukraine	-The National Bank of Ukraine

United Kingdom	-The Bank of England, The Central Gilts Office; The Central Moneymarkets Office

Uruguay	-Central Bank of Uruguay

Venezuela	-Central Bank of Venezuela

Zambia	-Lusaka Central Depository Limited
-Bank of Zambia

AMENDMENT TO CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

This Amendment to the Custody and Investment Accounting Agreement is made as of June 8, 2001, by and between State Street Bank and Trust Company (“State Street”), PIMCO Funds: Pacific Investment Management Series and PIMCO Funds: Multi-Manager Series (each sometimes referred to as a “Fund” and, collectively, the “Funds”), and Pacific Investment Management Company (“PIMCO”), acting as administrator or sub- administrator for each Fund. Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Contract referred to below.

WHEREAS, the Funds, PIMCO and State Street entered into a Custody and Investment Accounting Agreement dated as of January 1, 2000 (the “Contract”); and

WHEREAS, the Funds are authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made each such series subject to the Contract (each such series, together with all other series subsequently established by a Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a “Portfolio”, and, collectively, the “Portfolios”); and

WHEREAS, the Funds, PIMCO and State Street desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 (“Rule 17f-5”) and the adoption of Rule 17f-7 (“Rule 17f-7”) promulgated under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Funds, PIMCO and State Street desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof; as follows:

I.	Section 3, Paragraph Q of the Contract is hereby deleted.
II.	New Section 3, Paragraph Q of the Contract is hereby added, as of the effective date of this Amendment, as set forth below.

3.Q. Provisions Relating to Rule 17f-5

3.Q.1. Definitions. Capitalized terms in this Amendment shall have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5 (as such term may be interpreted or modified by appropriate action of the U.S. Securities and Exchange Commission (the “SEC”)).

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7 (as such term may be interpreted or modified by appropriate action of the SEC).

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect the Portfolios’ transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5 (as such term may be interpreted or modified by appropriate action of the SEC).

3.Q.2. Delegation to State Street as Foreign Custody Manager. Each Fund, by resolution adopted by its Board of Trustees (each a “Board”), hereby delegates to State Street, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.Q. with respect to Foreign Assets of the Portfolios of such Fund held outside the United States, and State Street hereby accepts such delegation as Foreign. Custody Manager with respect to the Portfolios.

3.Q.3. Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.Q.6 hereof.

Upon the receipt by the Foreign Custody Manager of Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of its Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the applicable Board on behalf of its Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by a Fund shall be deemed to be an Instruction to open an account, or to place or maintain Foreign Assets, of each Portfolio of the Fund in each country listed on Schedule A in which State Street has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt

2

of Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by such Board on behalf of such Portfolios to State Street as Foreign Custody Manager for that country shall be deemed to have been withdrawn and State Street shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to a Fund. Sixty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, State Street shall have no further responsibility in its capacity as Foreign Custody Manager to that Fund with respect to the country as to which State Street’s acceptance of delegation is withdrawn.

3.Q.4. Scope of Delegated Responsibilities:

(a) Selection of Eligible Foreign Custodians. Subject to the provisions of Section 3.Q., the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after considering all factors relevant to the safekeeping of such assets, including without limitation, the factors specified in Rule 17f-5(c)(1), as amended from time to time.

(b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that each arrangement with an Eligible Foreign Custodian is governed by a written contract and that such contract will satisfy the requirements of Rule 17f-5(c)(2), as amended from time to time.

(c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall have established a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian under Rule 17f-5(c)(2). In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate or no longer meet the requirements of Rule 17f-5, the Foreign Custody Manager shall notify the applicable Board in accordance with Section 3.Q.6 hereunder and State Street shall, upon Instruction, assist the Portfolios in withdrawing their assets from such Eligible Foreign Custodian as soon as reasonably practicable.

3.Q.5. Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.Q, the Board, or at its delegation the Fund’s investment adviser, shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street is serving as Foreign Custody Manager of the Portfolios.

3

3.Q.6. Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the applicable Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written quarterly reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.Q after the occurrence of the material change.

3.Q.7. Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it hereunder, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of a Portfolio’s Foreign Assets would exercise.

3.Q.8. Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5 and is otherwise eligible to serve as a Foreign Custody Manager under Rule 17f-5. Each Fund represents to State Street that its Board has determined that it is reasonable for the Board to rely on State Street to perform the responsibilities delegated pursuant to this Contract to State Street as the Foreign Custody Manager of the Fund’s Portfolios.

3.Q.9. Effective Date and Termination of State Street as Foreign Custody Manager. Each Board’s delegation to State Street as Foreign Custody Manager of the Fund’s applicable Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination of State Street as Foreign Custody Manager will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.Q.3 hereof shall govern the delegation to and termination of State Street as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.Q.10. Analysis and Monitoring Under Rule 17f-7. State Street shall (a) provide each Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto, as amended from time to time, in accordance with section (a)(1)(i)(A) of Rule 17f-7, as amended from time to time, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7, as amended from time to time.

3.Q.11. Standard of Care Under Rule 17f-7. State Street agrees to exercise reasonable care, prudence and diligence in performing the requirements and duties set forth in Section 3.Q.10.

4

3.Q.12. Eligible Securities Depositories. State Street has made the determination that each depository institution listed on Schedule B hereto is an “Eligible Securities Depository” as defined in section (b)(1) of Rule 17f-7. State Street shall promptly inform the Funds if it becomes aware that any of the factors set forth in section (b)(1) of Rule 17f-7 no long apply to a depository institution listed on Schedule B hereto, as such factors may be interpreted or modified by appropriate action of the SEC from time to time, i.e., such depository institution no longer: (i) acts as or operates a system for the central handling of securities or equivalent book-entries in the country where it is incorporated, or acts as a transnational system for the central handling of securities or equivalent book-entries, (ii) is regulated by a foreign financial regulatory authority as defined under Section 2(a)(50) of the Investment Company Act, (iii) holds assets for the custodian that participates in the system on behalf of a Fund under safekeeping conditions no less favorable than the conditions that apply to other participants, (iv) maintains records that identify the assets of each participant and segregates the system’s own assets from the assets of participants, (v) provides periodic reports to its participants with respect to its safekeeping of assets, including notices of transfer to or from any participant’s account, or (vi) is subject to periodic examination by regulatory authorities or independent accountants.

III.	New Section 3, Paragraph Y of the Contract is hereby added, as of the effective date of this Amendment, as set forth below.

3.Y. Provisions Relating to Custody of Assets Held Outside the United States

3.Y.1. Definitions. Capitalized terms in this Section 3.Y. shall have the following meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian hereunder.

3.Y.2. Holding Securities. State Street shall identify on its books as belonging to each Portfolio the foreign securities held of such Portfolio placed with and maintained by each Foreign Sub-Custodian or Foreign Securities System. State Street may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to State Street for the benefit of its customers, provided however, that (i) the records of State Street with respect to foreign securities of a Portfolio which are maintained in such account shall identify those securities as belonging to that Portfolio and (ii), to the extent permitted by law in the market in which the account is maintained, State Street shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub- Custodian or of other customers of such Foreign Sub-Custodian.

3.Y.3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by State Street or a Foreign Sub-Custodian, as applicable, in such country.

5

3.Y.4. Transactions in Foreign Custody Account.

3.Y.4.1. Delivery of Foreign Assets. State Street or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by State Street or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)	upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;
(ii)	in connection with any repurchase agreement related to foreign securities;
(iii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;
(iv)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;
(v)	to the issuer thereof, or its agent, for transfer into the name of State Street (or the name of the respective Foreign Sub-Custodian or of any nominee of State Street or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;
(vi)	to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence, bad faith or willful misconduct;
(vii)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;
(viii)	in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

6

(ix)	for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;
(x)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;
(xi)	in connection with the lending of foreign securities; and
(xii)	for any other purpose, but only upon receipt of Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

3.Y.4.2. Payment of Portfolio Monies. Upon receipt of Instructions, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(i)	upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;
(ii)	in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;
(iii)	for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;
(iv)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through State Street or its Foreign Sub-Custodians;
(v)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;
(vi)	for payment of part or all of the dividends received in respect of securities sold short;
(vii)	in connection with the borrowing or lending of foreign securities; and

7

(viii)	for any other purpose, but only upon receipt of Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

3.Y.4.3. Market Conditions. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

State Street shall provide to each Board the information described on Schedule C hereto with respect to custody and settlement practices in countries in which State Street employs a Foreign Sub-Custodian or uses a Foreign Securities System at the time or times set forth on such Schedule. State Street may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

3.Y.5. Registration of Foreign Securities. A Portfolio’s foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of such Portfolio or in the name of State Street or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing (provided, however, that such registration indicates such foreign securities as having been held for the benefit of customers and not, in any event, for the benefit of State Street or a Foreign Sub-Custodian or any nominee thereof), and the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. State Street or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

3.Y.6. Bank Accounts. State Street shall identify on its books as belonging to a Portfolio cash (including cash denominated in foreign currencies) deposited with State Street. Where State Street is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of State Street, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of such Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by State Street (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of State Street (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

8

3.Y.7. Collection of Income. State Street shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which any Portfolio shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the applicable Fund and State Street shall consult as to such measures and as to the compensation and expenses of State Street relating to such measures.

3.Y.8. Shareholder Rights. With respect to the foreign securities held pursuant to this Agreement, State Street will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

3.Y.9. Communications Relating to Foreign Securities. State Street shall transmit promptly to each Fund written information with respect to materials received by State Street via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund’s Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, State Street shall transmit promptly to each Fund written information with respect to materials so received by State Street from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Absent State Street’s negligence, misfeasance or misconduct, State Street shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) State Street or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) State Street receives Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which State Street is to take action to exercise such right or power.

3.Y.10. Liability of Foreign Sub-Custodians. Each agreement pursuant to which State Street employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, State Street, and each Fund and Portfolio from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At a Fund’s election, the Fund’s Portfolios shall be entitled to be subrogated to the rights of State Street with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund and any applicable Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

9

3.Y.11. Tax Law. State Street shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or State Street as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof unless and to the extent that such liability or obligation arises due to State Street’s negligence, misfeasance or misconduct. It shall be the responsibility of each Fund to notify State Street of the obligations imposed on the Fund with respect to its Portfolios or State Street as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of State Street with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

3.11.12. Liability of Custodian. Except as may arise from State Street’s own negligence, misfeasance or willful misconduct or the negligence, misfeasance or willful misconduct of a Foreign Sub-Custodian, State Street shall be without liability to the Fund for any loss, liability, claim or expense to the extent that such loss, liability, claim or expense results directly from or is caused directly by Country Risk. State Street shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, State Street shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

IV.	Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If State Street is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Section 3, Paragraph Q hereof, in the event of any conflict between the provisions of Section 3, Paragraph Q and Section 3, Paragraph Y hereof, the provisions of Section 3, Paragraph Q shall prevail.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

STATE STREET BANK and TRUST COMPANY

By:	/s/ Stephen Hilliard
Name:	Stephen Hilliard
Title:	Senior Vice President

10

PACIFIC INVESTMENT MANAGEMENT COMPANY, a Limited liability company

By:	/s/ Wesley Burns
Name:	Wesley Burns
Title:	Managing Director

PIMCO FUNDS: MULTI-MANAGER SERIES

By:	/s/ Stephen Treadway
Name:	Stephen Treadway
Title:	President

PIMCO FUNDS: PACIFIC INVESTMENT MANAGEMENT SERIES

By:	/s/ John Hardaway
Name:	John Hardaway
Title:	Treasurer

11

SCHEDULE A

STATE STREET GLOBAL CUSTODY NETWORK

SUBCUSTODIANS

Country	Subcustodian
Argentina	Citibank, N.A.

Australia	Westpac Banking Corporation

Austria	Erste Bank der Ósterreichischen Sparkassen AG

Bahrain	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	Fortis Bank nv-sa

Bermuda	The Bank of Bermuda Limited

Bolivia	Citibank, N. A.

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V.

Canada	State Street Trust Company Canada

Chile	Citibank, N.A.

People’s Republic of China	The Hongkong and Shanghai Banking Corporation Limited, Shanghai and Shenzhen branches

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica	Banco BCT S.A.

Croatia	Privredna Banka Zagreb d.d

Cyprus	The Cyprus Popular Bank Ltd.

Czech Republic	Československa Obchodní Banka, A.S.

Denmark	Den Danske Bank

Ecuador	Citibank, N.A.

Country	Subcustodian
Egypt	Egyptian British Bank S.A.E. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia	Hansabank

Finland	Merita Bank Plc.

France	BNP Paribas, S.A.

Germany	Dresdner Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	National Bank of Greece S.A.

Hong Kong	Standard Chartered Bank

Hungary	Citibank Rt.

Iceland	Icebank Ltd.

India	Deutsche Bank AG The Hongkong and Shanghai Banking Corporation Limited

Indonesia	Standard Chartered Bank

Ireland	Bank of Ireland

Israel	Bank Hapoalim B.M.

Italy	BNP Paribas, Italian Branch

Ivory Coast	Société Géneralé de Banques en Côte d’Ivoire

Jamaica	Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan	The Fuji Bank, Limited

The Sumitomo Bank, Limited

Jordan	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kenya	Barclays Bank of Kenya Limited

Republic of Korea	The Hongkong and Shanghai Banking Corporation Limited

Latvia	A/s Hansabanka

Lebanon	HSBC Bank Middle East Shanghai Banking Corporation Limited)

Lithuania	Vilniaus Bankas AB

2

Country	Subcustodian
Malaysia	Standard Chartered Bank Malaysia Berhad

Mauritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Citibank Mexico, S.A.

Morocco	Banque Commerciale du Maroc

Namibia	Standard Bank Namibia Limited

Netherlands	Fortis Bank (Nederland) N.V.

New Zealand	ANZ Banking Group (New Zealand) Limited

Norway	Christiania Bank og Kreditkasse ASA

Oman	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

Palestine	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Panama	BankBoston, N.A.

Peru	Citibank, N.A.

Philippines	Standard Chartered Bank

Poland	Citibank (Poland) S.A.

Portugal	Banco Comercial Português

Qatar	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania	ING Bank N.V.

Russia	Credit Suisse First Boston AO - Moscow (as delegate of Credit Suisse First Boston - Zurich)

Singapore	The Development Bank of Singapore Limited

Slovak Republic	Československa Obchodni Banka, A.S.

Slovenia	Bank Austria Creditanstalt d.d.- Ljubljana

South Africa	Standard Bank of South Africa Limited

3

Country	Subcustodian
Spain	Banco Santander Central Hispano S.A.

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Limited

Sweden	Skandinaviska Enskilda Banken

Switzerland	UBS AG

Taiwan - R.O.C.	Central Trust of China

Thailand	Standard Chartered Bank

Trinidad & Tobago	Republic Bank Limited

Tunisia	Banque Internationale Arabe de Tunisie

Turkey	Citibank, N.A.

Ukraine	ING Bank Ukraine

United Kingdom	State Street Bank and Trust Company, London Branch

Uruguay	BankBoston, N.A.

Venezuela	Citibank, N.A.

Vietnam	The Hongkong and Shanghai Banking Corporation Limited

Zambia	Barclays Bank of Zambia Limited

Zimbabwe	Barclays Bank of Zimbabwe Limited

4

SCHEDULE B

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories
Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Reserve Bank Information and Transfer System

Austria	Óesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Belgium	Caisse Interprofessionnelle de Dépôts et de Virements de Titres, S.A.

Banque Nationale de Belgique

Brazil	Companhia Brasileira de Liquidação e Custódia

Bulgaria	Central Depository AD

Bulgarian National Bank

Canada	Canadian Depository for Securities Limited

Chile	Depósito Central de Valores S.A.

People’s Republic of China	Shanghai Securities Central Clearing & Registration Corporation

Shenzhen Securities Central Clearing Co., Ltd.

Colombia	Depósito Centralizado de Valores

Costa Rica	Central de Valores S.A.

Croatia	Ministry of Finance

National Bank of Croatia

Središnja Depozitarna Agencija d.d.

Czech Republic	Stredisko cenných papíru

Czech National Bank

Denmark	Vaerdipapircentralen (Danish Securities Center)

Egypt	Misr for Clearing, Settlement, and Depository

Country	Depositories
Estonia	Eesti Văărtpaberite Keskdepositoorium

Finland	Finnish Central Securities Depository

France	Société Interprofessionnelle pour la Compensation

Germany	Clearstream Banking AG, Frankfurt

Greece	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form Central Securities Depository (Apothetirion Titlon AE)

Hong Kong	Central Clearing and Settlement System Central Moneymarkets Unit

Hungary	Kõzponti Elszámolóhaz és Értéktár (Budapest) Rt. (KELER)

India	National Securities Depository Limited Central Depository Services India Limited Reserve Bank of India

Indonesia	Bank Indonesia

PT Kustodian Sentral Efek Indonesia

Ireland	Central Bank of Ireland Securities Settlement Office

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Italy	Monte Titoli S.p.A.

Banca d’Italia

Ivory Coast	Depositaire Central - Banque de Règlement

Jamaica	Jamaica Central Securities Depository

Japan	Japan Securities Depository Center (JASDEC) Bank of Japan Net System

Kenya	Central Bank of Kenya

Republic of Korea	Korea Securities Depository

Latvia	Latvian Central Depository

2

Country	Depositories
Lebanon	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

Banque du Liban

Lithuania	Central Securities Depository of Lithuania

Malaysia	Malaysian Central Depository Sdn. Bhd.

Bank Negara Malaysia, Scripless Securities Trading and Safekeeping

Mauritius	Central Depository and Settlement Co. Ltd.

Bank of Mauritius

Mexico	S.D. INDEVAL (Instituto para el Depósito de Valores)

Morocco	Maroclear

Netherlands	Nederlands Central Instituut voor Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand	New Zealand Central Securities Depository Limited

Norway	Verdipapirsentralen (Norwegian Central Securities Depository)

Oman	Muscat Depository & Securities Registration Company, SAOC

Pakistan	Central Depository Company of Pakistan Limited State Bank of Pakistan

Palestine	Clearing Depository and Settlement, a department of the Palestine Stock Exchange

Peru	Caja de Valores y Liquidaciones, Institución de Compensación y Liquidación de Valores S.A

Philippines	Philippine Central Depository, Inc.

Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland	National Depository of Securities (Krajowy Depozyt Papierów Wartościowych SA)

Central Treasury Bills Registrar

Portugal	Central de Valores Mobiliários

Qatar	Central Clearing and Registration (CCR), a department of the Doha Securities Market

3

Country	Depositories
Romania	National Securities Clearing, Settlement and Depository Company

Bucharest Stock Exchange Registry Division

National Bank of Romania

Singapore	Central Depository (Pte) Limited

Monetary Authority of Singapore

Slovak Republic	Stredisko cenných papierov

National Bank of Slovakia

Slovenia	Klirinsko Depotna Druzba d.d.

South Africa	Central Depository Limited

Share Transactions Totally Electronic (STRATE) Ltd.

Spain	Servicio de Compensación y Liquidación de Valores, S.A.

Banco de España, Central de Anotaciones en Cuenta

Sri Lanka	Central Depository System (Pvt) Limited

Sweden	Vărdepapperscentralen VPC AB (Swedish Central Securities Depository)

Switzerland	SegaIntersettle AG (SIS)

Taiwan - R.O.C.	Taiwan Securities Central Depository Co., Ltd.

Thailand	Thailand Securities Depository Company Limited

Tunisia	Société Tunisienne Interprofessionelle pour la Compensation et de Dépôts des Valeurs Mobilières

Turkey	Takas ye Saklama Bankasi A.Ş. (TAKASBANK)

Central Bank of Turkey

Ukraine	National Bank of Ukraine

United Kingdom	Central Gilts Office and Central Moneymarkets Office

Venezuela	Banco Central de Venezuela

Zambia	LuSE Central Shares Depository Limited

Bank of Zambia

TRANSNATIONAL
Euroclear
Clearstream Banking AG

4

SCHEDULE C

MARKET INFORMATION

Publication/Type of Information	Brief Description
(Frequency)
The Guide to Custody in World Markets (annually)	An overview of safekeeping and settlement practices and procedures in each market in which State Street Bank and Trust Company offers custodial services.

Global Custody Network Review (annually)	Information relating to the operating history and structure of depositories and subcustodians located in the markets in which State Street Bank and Trust Company offers custodial services, including transnational depositories.

Global Legal Survey (annually)	With respect to each market in which State Street Bank and Trust Company offers custodial services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub- Custodian or Foreign Securities System, (ii) the Fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) the Fund’s ability to recover in the event of a loss by a Foreign Sub- Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (annually)	Copies of the subcustodian contracts State Street Bank and Trust Company has entered into with each subcustodian in the markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly):	Developments of interest to investors in the markets in which State Street Bank and Trust Company offers custodial services.

Foreign Custody Advisories (as necessary):	With respect to markets in which State Street Bank and Trust Company offers custodial services which exhibit special custody risks, developments which may impact State Street’s ability to deliver expected levels of service.

January 16, 2004

PIMCO Advisors

Attn: John Hardaway

840 Newport Center Dr., Ste. 300

Newport Beach, CA 92658

RE:	Custody and Investment Accounting Agreements with State Street Bank and Trust Company as referenced on Attachment A hereto (the “Custody Agreements”)

John:

This letter will follow up our recent discussions about PIMCO’s intraday overdraft activity. As you know, in each of the Custody Agreements, the contracting PIMCO entity grants (in Section 3) State Street a lien on the assets subject to the Custody Agreement as security for any advance of cash or securities made by State Street, with the ability to utilize cash and dispose of assets to satisfy any unpaid advances and related charges. However, each of the Custody Agreements also includes certain language (the “Lien Limitation”) which requires, prior to the exercise of its lien rights, that:

“(i) State Street ... has given PIMCO 2 days’ notice of the amount due and of its intent to so utilize and dispose of custodied Assets; and

(ii) the applicable Portfolio shall not have satisfied the obligation. During such 2 day notice period, PIMCO shall have the option to direct State Street … regarding which and in what priority order custodied Assets are to be utilized and disposed of.”

As we discussed, several of the PIMCO portfolios have implemented trading strategies that involve voluminous intraday trading activity of securities settling via Fed Book Entry prior to available funding. This trading results in substantial intraday overdrafts in the related PIMCO accounts. The Fed allows State Street to collateralize such overdrafts by way of State Street’s assignment of its custodial lien rights. State Street believes that the Lien Limitation precludes State Street from pledging PIMCO’s assets to the Fed in order to collateralize PIMCO’s intraday overdrafts. Accordingly, State Street must currently indicate to the Fed that PIMCO’s Fed Book Entry assets are not available for pledging.

As we discussed, in order to eliminate the problem described above and clarify our mutual understanding of the intent of the Lien Limitation in each of the Custody Agreements, each of the PIMCO entities listed below hereby agrees to waive the Lien Limitation with respect to PIMCO’s custodied assets solely for the purpose of allowing State Street to assign its custodial lien rights with respect to such assets to the Fed in order to allow State Street to collateralize trades through the applicable Fed Book Entry account.

Please acknowledge your receipt of and agreement with this letter by signing the enclosed duplicate original and returning it to the undersigned for State Street’s contract file. If you have any questions or concerns, please call me at (816) 871-9501.

Sincerely,

Brock Hill
Acknowledge and Agreed:

STOCKSPLUS, L.P.
PIMCO COMMERCIAL MORTGAGE SECURITIES TRUST, INC.,	STOCKSPLUS SUB-FUND B, LLC RED RIVER HYPi, LP

/s/ John P. Hardaway	/s/ John P. Hardaway
Name: John P. Hardaway	Name: John P. Hardaway
Title: Treasurer	Title: Vice President

PIMCO VARIABLE INSURANCE TRUST	STOCKPLUS MANAGEMENT, INC.
(on its own behalf)

/s/ John P. Hardaway	/s/ John P. Hardaway
Name: John P. Hardaway	Name: John P. Hardaway
Title: Treasurer	Title: Vice President

PIMCO PRIVATE SERIES COMPANY, LLC

/s/ John P. Hardaway
Name: John P. Hardaway
Title: Treasurer

PACIFIC INVESTMENT MANAGEMENT
COMPANY, LLC, as manager of PIMCO PRIVATE SERIES COMPANY LLC

/s/ John P. Hardaway
Name: John P. Hardaway
Title: Treasurer

Attachment A

Custody and Investment Accounting Agreements by and between State Street Bank and

Trust Company and each of the PIMCO entities listed below:

PIMCO COMMERCIAL MORTGAGE SECURITIES TRUST, INC., dated 1/1/2000.

PIMCO PRIVATE SERIES COMPANY, LLC and PACIFIC INVESTMENT MANAGEMENT COMPANY, LLC, dated 3/16/2001

PIMCO VARIABLE INSURANCE TRUST, dated 1/1/2000

STOCKSPLUS, LP, STOCKSPLUS SUB-FUND B, LLC and STOCKSPLUS MANAGEMENT, INC, dated 1/1/2000

RED RIVER HYPi, LP and STOCKSPLUS MANAGEMENT, INC., dated 11/11/2002

AMENDMENT TO

CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

AMENDMENT dated March 30, 2010 to the Custody and Investment Accounting Agreement (the “Agreement”) entered into on January 1, 2000 by and between State Street Bank and Trust Company (“State Street”), PIMCO Funds: Multi-Manager Series, PIMCO Funds: Pacific Investment Management Series, and Pacific Investment Management Company LLC (“PIMCO”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Agreement and amendment described herein.

WHEREAS, the Parties amended the Agreement on June 8, 2001 to reflect revisions to Rule 17f-5 and the adoption of Rule 17f-7 under the 1940 Act; and

WHEREAS, PIMCO Funds: Multi-Manager Series and PIMCO Funds: Pacific Investment Management Series changed their names to Allianz Funds and PIMCO Funds, respectively, on March 3, 2005 (together, the “Existing Funds”); and

WHEREAS, PIMCO provides or procures certain supervisory and administrative services to the PIMCO Funds pursuant to a Supervision and Administration Agreement, as amended from time to time, and is authorized by Allianz Global Investors Fund Management LLC, the administrator for the Allianz Funds pursuant to an administrative contract (“AGIFM”), to enter into this Agreement and subsequent amendments on behalf of the Allianz Funds, until such time as AGIFM or other authorized party shall itself enter into this Agreement or subsequent amendments on behalf of the Allianz Funds; and

WHEREAS, PIMCO has been retained to provide or procure certain supervisory and administrative services to PIMCO Equity Series (the “Equity Series”) pursuant to a Supervision and Administration Agreement entered into on March 30, 2010 between PIMCO and the Equity Series; and

WHEREAS, pursuant to the Agreement, State Street is appointed as custodian of the assets of each Existing Fund’s investment portfolio(s) and as each Existing Fund’s agent to perform certain investment accounting and recordkeeping functions; and

WHEREAS, PIMCO desires to amend the Agreement to appoint State Street as the custodian and investment accounting and recordkeeping agent for the investment portfolio of the Equity Series and each series thereof (each, an “Equity Fund”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the Parties hereby agree to amend the Agreement pursuant to the terms thereof, as follows:

I.	Equity Series and Equity Funds
A. The Equity Series is hereby added to Schedule A to the Agreement.

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B. The definition of “Fund,” as used in the Agreement, is hereby amended to include the Equity Series.

C. The definition of “Portfolio,” as used in the Agreement, is hereby amended to include the relevant assets of all currently existing investment portfolios of the Equity Series and any investment portfolio thereof created in the future.

II.	Confidentiality

Section 9 of the Agreement is hereby deleted, and new Section 9 of the Agreement is hereby added, as of the effective date of this Amendment, as set forth below.

CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially all information provided by each party to the other party regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or receiving services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party. The foregoing shall not be applicable to any information (i) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, or that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Agreement, (ii) that is required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation, or (iii) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. Notwithstanding anything herein to the contrary, the Custodian and its affiliates may report and use nonpublic portfolio holdings information of its clients, including a Fund or Portfolio, on an aggregated basis with all or substantially all other client information and without specific reference to any Fund or Portfolio.

III.	Multiple Portfolios

The following new sentence is added immediately after the last sentence of Section 10, Paragraph “A”:

The assets of one Portfolio cannot be used to satisfy the liabilities or obligations of another Portfolio under this Agreement.

IV.	Information Privacy Standards

The following new Paragraph “K” is added to Section 11 of the Agreement:

2

INFORMATION PRIVACY STANDARDS. The Custodian will comply with all federal and state privacy laws that it deems applicable to its custody business, including 201 CMR 17.00 et seq., Massachusetts Standards for the Protection of Personal Information, as amended.

V.	Other

This Amendment may not be assigned by either party without the consent of the other party.

Except as expressly provided herein, the Agreement shall remain in full force and effect in accordance with its terms.

The Parties represent and warrant that all of the representations, warranties and undertakings made in the Agreement continue to be true as of the date of this Amendment and will continue in full force and effect until further notice.

VI.	Effectiveness

This Amendment shall be effective upon its execution hereof and may be executed in counterparts, each of which shall be deemed to be an original.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Kenneth A. Bergeron
Name:	Kenneth A. Bergeron
Title:	Senior Vice President

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ John P. Hardaway
Name:	John P. Hardaway
Title:	Executive Vice President

4

Appendix A

To

Custody & Investment Accounting Agreement

Dated 01/01/2000

Amended 11/6/2015

List of Funds of PIMCO Funds

Fund	PIMCO Account #	State Street Account #
PIMCO All Asset All Authority Fund	791	PX2A
PIMCO All Asset Fund	736	PC2Y
PIMCO California Intermediate Municipal Bond Fund	743	PC2D
PIMCO California Municipal Bond Fund	4175	PP2A
PIMCO California Short Duration Municipal Income Fund	773	PX2Q
PIMCO Capital Securities and Financials Fund	10706	PP2I
PIMCO CommoditiesPLUS® Strategy Fund	4702	PP1J
PIMCO CommodityRealReturn Strategy Fund®	731	PC2X
PIMCO Credit Absolute Return Fund	4081	PP1X
PIMCO Diversified Income Fund	744	PX2D
PIMCO Emerging Local Bond Fund	739	PX2X
PIMCO Emerging Markets Bond Fund	771	PC2J
PIMCO Emerging Markets Corporate Bond Fund	709	PP1A
PIMCO Emerging Markets Currency Fund	708	PX2L
PIMCO Emerging Markets Full Spectrum Fund	3719	PP2G
PIMCO Extended Duration Fund	738	PX2V
PIMCO Floating Income Fund	724	PX2B
PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)	770	PC1N
PIMCO Foreign Bond Fund (Unhedged)	719	PX2N
PIMCO Global Advantage® Strategy Bond Fund	749	PPF4
PIMCO Global Bond Fund (U.S. Dollar-Hedged)	785	PC2A
PIMCO Global Bond Fund (Unhedged)	775	PC1M
PIMCO Global Multi-Asset Fund	758	PX3A
PIMCO GNMA Fund	721	PC2I
PIMCO Government Money Market Fund	799	PPF6
PIMCO High Yield Fund	705	PC1L
PIMCO High Yield Municipal Bond Fund	763	PX2P
PIMCO High Yield Spectrum Fund	4720	PP1P
PIMCO Income Fund	766	PX2C
PIMCO Inflation Response Multi-Asset Fund	4082	PP1Y
PIMCO Investment Grade Corporate Bond Fund	707	PC2R
PIMCO Long Duration Total Return Fund	713	PX2U
PIMCO Long-Term Credit Fund	769	PPF9
PIMCO Long-Term U.S. Government Fund	710	PC1F
PIMCO Low Duration Fund	720	PC1D
PIMCO Low Duration Fund II	750	PC1I
PIMCO Low Duration Fund III	723	PC2D
PIMCO Moderate Duration Fund	745	PC2E
PIMCO Money Market Fund	725	FA1A

PIMCO Mortgage Opportunities Fund	3938	PP2K
PIMCO Mortgage-Backed Securities Fund	701	PC2H
PIMCO Multi-Strategy Alternative Fund	14858	PX3G
PIMCO Municipal Bond Fund	703	PC2L
PIMCO National Intermediate Municipal Bond Fund	4176	PP2B
PIMCO New York Municipal Bond Fund	753	PC2P
PIMCO RAE Fundamental Advantage PLUS Fund	4716	PPF2
PIMCO RAE Fundamental PLUS EMG Fund	4718	PPF5
PIMCO RAE Fundamental PLUS Fund	729	PX2H
PIMCO RAE Fundamental PLUS International Fund	4197	PP1W
PIMCO RAE Fundamental PLUS Small Fund	4196	PP1S
PIMCO RAE Low Volatility PLUS EMG Fund	483	PP2N
PIMCO RAE Low Volatility PLUS Fund	485	PP2P
PIMCO RAE Low Volatility PLUS International Fund	484	PP2O
PIMCO RAE Worldwide Fundamental Advantage PLUS Fund	4116	PP2F
PIMCO RAE Worldwide Long/Short PLUS Fund	4325	PP2Q
PIMCO Real Return Asset Fund	793	PC2V
PIMCO Real Return Fund	795	PC2F
PIMCO Real Return Limited Duration Fund	10795	PP2R
PIMCO RealEstateRealReturn Strategy Fund	788	PX2R
PIMCO RealPathTM 2020 Fund	4712	PPR2
PIMCO RealPathTM 2025 Fund	4071	PPR7
PIMCO RealPathTM 2030 Fund	4713	PPR3
PIMCO RealPathTM 2035 Fund	4072	PPR8
PIMCO RealPathTM 2040 Fund	4714	PPR4
PIMCO RealPathTM 2045 Fund	4073	PPR9
PIMCO RealPathTM 2050 Fund	4715	PPR5
PIMCO RealPathTM 2055 Fund	4075	PPU1
PIMCO RealPathTM Income Fund	4711	PPR1
PIMCO Senior Floating Rate Fund	4080	PP1Q
PIMCO Short Asset Investment Fund	6740	PP1Z
PIMCO Short Duration Municipal Income Fund	733	PC2N
PIMCO Short-Term Fund	740	PC1B
PIMCO StocksPLUS® Fund	715	PC1G
PIMCO StocksPLUS® International Fund (Unhedged)	774	PX2W
PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged)	786	PX2I
PIMCO StocksPLUS® Long Duration Fund	711	PX2M
PIMCO StocksPLUS® Absolute Return Fund	734	PC2Z
PIMCO StocksPLUS® Short Fund	726	PX2S
PIMCO StocksPLUS® Small Fund	751	PX2O
PIMCO Total Return Fund	700	PC1E
PIMCO Total Return Fund II	735	FA1B
PIMCO Total Return Fund III	790	PC1H
PIMCO Total Return Fund IV	7700	PP1R
PIMCO TRENDS Managed Futures Strategy Fund	10789	PP2H
PIMCO Unconstrained Bond Fund	748	PPF3
PIMCO Unconstrained Tax Managed Bond Fund	777	PPF8

List of Funds of PIMCO Funds (Private Account Portfolio Series)

Fund	PIMCO Account#	State Street Account #
PIMCO Asset-Backed Securities Portfolio	732	PC3Q
PIMCO Emerging Markets Portfolio	781	PC2G
PIMCO High Yield Portfolio	706	PC3H
PIMCO International Portfolio	780	PC1O
PIMCO Investment Grade Corporate Portfolio	702	PC3N
PIMCO Long Duration Corporate Bond Portfolio	759	PPA5
PIMCO Low Duration Portfolio	4052	PC3U
PIMCO Moderate Duration Portfolio	4053	PC3V
PIMCO Mortgage Portfolio	722	PC3F
PIMCO Municipal Sector Portfolio	704	PC3O
PIMCO Real Return Portfolio	792	PC3M
PIMCO Senior Floating Rate Portfolio	4051	PC3Z
PIMCO Short-Term Floating NAV Portfolio II	776	PC3S
PIMCO Short-Term Floating NAV Portfolio III	3376	PG3A
PIMCO Short-Term Portfolio	742	PC3A
PIMCO U.S. Government Sector Portfolio	712	PC3D

List of Funds of PIMCO Equity Series

Fund	PIMCO Account#	State Street Account #
PIMCO Balanced Income Fund	4141	PPEP
PIMCO Dividend and Income Builder Fund	4121	PPEN
PIMCO EqS® Long/Short™ Fund	4975	PPEO
PIMCO Global Dividend Fund	4120	PPEH
PIMCO International Dividend Fund	4321	PPER
PIMCO RAE Fundamental Emerging Markets Fund	15662
PIMCO RAE Fundamental Global Fund	15664
PIMCO RAE Fundamental Global ex-US Fund	15665
PIMCO RAE Fundamental International Fund	15663
PIMCO RAE Fundamental US Fund	15661
PIMCO RAE Fundamental US Small Fund	15666
PIMCO RealPathTM Blend Income Fund	4330	PPEI
PIMCO RealPathTM Blend 2020 Fund	4331	PPE1
PIMCO RealPathTM Blend 2025 Fund	4332	PPE2
PIMCO RealPathTM Blend 2030 Fund	4333	PPE3
PIMCO RealPathTM Blend 2035 Fund	4334	PPE4
PIMCO RealPathTM Blend 2040 Fund	4335	PPE5
PIMCO RealPathTM Blend 2045 Fund	4336	PPE6
PIMCO RealPathTM Blend 2050 Fund	4337	PPE7
PIMCO RealPathTM Blend 2055 Fund	4338	PPE8
PIMCO U.S. Dividend Fund	4320	PPEQ

PIMCO FUNDS TRUST

PIMCO EQUITY SERIES TRUST

By:	/s/ Henrik P. Larsen
Name:	Henrik P. Larsen
Title:	Vice President, Duly Authorized

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY
By:	/s/ Brock M. Hill
Name:	Brock M. Hill
Title:	Senior Vice President, Duly Authorized
Effective
Date:	November 10, 2015